Exhibit 4(o)-2 CONFORMED COPY

Dated 27 May 2003

WESTERN POWER
DISTRIBUTION (SOUTH WEST) PLC

and

J.P. MORGAN CORPORATE TRUSTEE SERVICES LIMITED

SUPPLEMENTAL TRUST DEED

constituting
£50,000,000 5.875 per cent. Bonds due 2027
to be consolidated and form a single series
with the £200,000,000 5.875 per cent. Bonds due 2027
issued by the Issuer on 25 March 2003

Linklaters
Ref: AMS/DAXL

This Supplemental Trust Deed is made on 27 May 2003 between:

  WESTERN POWER DISTRIBUTION (SOUTH WEST) PLC ("WPD South West" or the "Issuer") a company incorporated in England and Wales whose registered office is at Avonbank, Feeder Road, Bristol BS2 0TB and

  J.P. MORGAN CORPORATE TRUSTEE SERVICES LIMITED (the "Trustee", which expression, where the context so admits, includes any other trustee for the time being of this Trust Deed) a company incorporated in England and Wales whose registered office is at 125 London Wall, London EC2Y 5AJ.

Whereas:

(A)   The Issuer has pursuant to Condition 14 of the Original Bonds (as defined below) authorised the issue of £50,000,000 5.875 per cent. Bonds due 2027 to be constituted by this Supplemental Trust Deed which is supplemental to a trust deed dated 25 March 2003 made between the Issuer and the Trustee (the "Original Trust Deed" and, together with this Supplemental Trust Deed, the "Trust Deed").

(B)   The New Bonds (as defined below) are to be consolidated and form a single series with the £200,000,000 5.875 per cent. Bonds due 2027 issued by the Issuer on 25 March 2003 constituted by the Original Trust Deed (the "Original Bonds").

(C)   The Trustee has agreed to act as trustee of this Supplemental Trust Deed on the following terms and conditions.

This Supplemental Trust Deed witnesses and it is declared as follows:

1   Interpretation

1.1   Definitions: Save as expressly provided in this Supplemental Trust Deed, all expressions defined in the Original Trust Deed and the New Conditions (as defined below) shall, unless there is anything in the subject or context inconsistent therewith, have the same meanings in this Supplemental Trust Deed. In this Supplemental Trust Deed the following expressions have the following meanings:

"New Bondholders" means the bearer of a New Bond

"New Bonds" means bearer bonds substantially in the form set out in Schedule 1 to this Supplemental Trust Deed comprising the £50,000,000 5.875 per cent. Bonds due 2027 constituted by this Supplemental Trust Deed and for the time being outstanding or, as the context may require, a specific number of them and includes any replacement Bonds issued pursuant to the Conditions and (except for the purposes of Clause 5.1) the New Temporary Global Bond and the New Global Bond

"New Conditions" means the terms and conditions set out in Schedule 1 to this Supplemental Trust Deed as from time to time modified in accordance with the Trust Deed and, with respect to any New Bonds represented by the New Global Bond, as modified by the provisions of the New Global Bond. Any reference to a particularly numbered New Condition shall be construed accordingly

"New Couponholders" means the bearer of a New Coupon

"New Coupons" means the bearer coupons relating to the New Bonds or, as the context may require, a specific number of them and includes any replacement New Coupons issued pursuant to the New Conditions

"New Global Bond" means the permanent global bond which will represent the New Bonds, or some of them, after exchange of the New Temporary Global Bond, or a portion of it, substantially in the form set out in Part 2 of Schedule 2 hereto

"New Temporary Global Bond" means the temporary global bond which will represent the New Bonds on issue substantially in the form set out in Part 1 of Schedule 2 hereto

"Supplemental Paying Agency Agreement" means the supplemental paying agency agreement referred to as such in the New Conditions, as altered from time to time, and includes any other agreements approved in writing by the Trustee appointing Successor Paying Agents or altering any such agreements, and

"this Supplemental Trust Deed" means this Supplemental Trust Deed (as from time to time altered in accordance with the Trust Deed) and any other document executed in accordance with the Trust Deed (as from time to time so altered) and expressed to be supplemental to this Supplemental Trust Deed.

1.2   Headings: Headings shall be ignored in construing this Supplemental Trust Deed.

1.3   Schedules: The Schedules are part of this Supplemental Trust Deed and have effect accordingly.

1.4   Contracts (Rights of Third Parties) Act 1999: A person who is not a party to this Supplemental Trust Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Supplemental Trust Deed except and to the extent that Clause 7.4 of the Original Trust Deed expressly provides for such Act to apply.

2   Incorporation of Original Trust Deed

This Supplemental Trust Deed shall be read as one with the Original Trust Deed so that all references therein to "this Trust Deed" or "the Trust Deed" shall be deemed to refer to the Original Trust Deed as amended and supplemented by this Supplemental Trust Deed (as either may from time to time be amended in accordance with the Original Trust Deed) and any other document executed in accordance with the Original Trust Deed (as from time to time so amended) and expressed to be supplemented to the Original Trust Deed and this Supplemental Trust Deed (as from time to time so amended).

3   Consequential Modification of the Original Trust Deed

The Trustee, in exercise of the powers conferred upon it by Clause 12.1 of the Original Trust Deed, hereby agrees with the Issuer to modify the Original Trust Deed with effect from the date hereof so that the following definitions shall be deemed inserted in Clause 1.1 of the Original Trust Deed replacing, where relevant, the corresponding existing definitions therein:

"Bonds" means the Original Bonds and/or the New Bonds

"Conditions" means, in relation to the Original Bonds, the terms and conditions set out in Schedule 1 to the Original Trust Deed and, in relation to the New Bonds, the New Conditions, all as from time to time modified in accordance with this Trust Deed and, with respect to any Bonds represented by a Global Bond, as modified by the provisions of such Global Bond. Any reference to a particularly numbered Condition shall be construed accordingly

"Coupons" means, in relation to the Original Bonds, the bearer coupons relating thereto and, in relation to the New Bonds, the New Coupons or, as the context may require, a specific number of them and includes any replacement Coupons issued pursuant to the Conditions

"Global Bond" means, in relation to the Original Bonds, the permanent global bond which will represent the Original Bonds, or some of them, after exchange of the Temporary Global Bond, or a portion of it, substantially in the form set out in Part 2 of Schedule 2 of the Original Trust Deed and, in relation to the New Bonds, the New Global Bond

"Original Bonds" means the bonds substantially in the form set out in Schedule 1 to the Original Trust Deed comprising the £200,000,000 5.875 per cent. Bonds due 2027 and for the time being outstanding or, as the context may require, a specific number of them and includes any replacement Original Bonds issued pursuant to the Conditions and (except for the purposes of Clause 3.1 of the Original Trust Deed) the Temporary Global Bond and the Global Bond

"Original Paying Agency Agreement" means the agency agreement dated 25 March 2003, between the Issuer, the Trustee, the Principal Paying Agent and the paying agent named therein, as amended from time to time, and includes any other agreements approved in writing by the Trustee appointing Successor Paying Agents or amending any such agreements

"Paying Agency Agreement" means the Original Paying Agency Agreement as amended and supplemented by the Supplemental Paying Agency Agreement

"Temporary Global Bond" means, in relation to the Original Bonds, the temporary global bond which represents the Original Bonds on issue substantially in the form set out in Part 1 of Schedule 2 of the Original Trust Deed and, in relation to the New Bonds, the New Temporary Global Bond.

4   Amount of the New Bonds and Covenant to Pay

4.1   Amount of the New Bonds: The aggregate principal amount of the New Bonds is limited to £50,000,000.

4.2   Covenant to pay: The Issuer will on any date when any New Bonds become due to be redeemed unconditionally pay to or to the order of the Trustee in the United Kingdom in pounds sterling in same day funds the principal amount of the New Bonds becoming due for redemption on that date together with any applicable premium and will (subject to the New Conditions) until such payment (both before and after judgment) unconditionally so pay to or to the order of the Trustee interest on the principal amount of the New Bonds outstanding as set out in the New Conditions provided that (1) payment of any sum due in respect of the New Bonds made to the Principal Paying Agent as provided in the Paying Agency Agreement shall, to that extent, satisfy such obligation except to the extent that there is failure in its subsequent payment to the relevant New Bondholders or New Couponholders under the New Conditions and (2) a payment made after the due date or pursuant to Condition 8 will be deemed to have been made when the full amount due has been received by the Principal Paying Agent or the Trustee and notice to that effect has been given to the New Bondholders (if required under Clause 6.9 of the Original Trust Deed), except to the extent that there is failure in its subsequent payment to the relevant New Bondholders or New Couponholders under the New Conditions. The Trustee will hold the benefit of this covenant on trust for the New Bondholders and New Couponholders.

4.3   Discharge: Subject to Clause 4.4, any payment to be made in respect of the New Bonds or the New Coupons by the Issuer or the Trustee may be made as provided in the New Conditions and any payment so made will (subject to Clause 4.4) to that extent be a good discharge to the Issuer or the Trustee, as the case may be.

4.4   Payment after a Default: At any time after an Event of Default or a Potential Event of Default has occurred the Trustee may:

4.4.1   by notice in writing to the Issuer and the Paying Agents, require the Paying Agents, until notified by the Trustee to the contrary, so far as permitted by applicable law:

  to act as Paying Agents of the Trustee under the Trust Deed and the New Bonds on the terms of the Paying Agency Agreement (with consequential amendments as necessary and except that the Trustee's liability for the indemnification, remuneration and expenses of the Paying Agents will be limited to the amounts for the time being held by the Trustee in respect of the New Bonds on the terms of the Trust Deed) and thereafter to hold all New Bonds and New Coupons and all moneys, documents and records held by them in respect of New Bonds and New Coupons to the order of the Trustee or to deliver all New Bonds and New Coupons and all moneys, documents and records held by them in respect of the New Bonds and New Coupons to the Trustee or as the Trustee directs in such notice and

4.4.2   by notice in writing to the Issuer and until such notice is withdrawn require it to make all subsequent payments in respect of the New Bonds and New Coupons to or to the order of the Trustee and not to the Principal Paying Agent.

5   Form of the Bonds

5.1   The Global Bonds: The New Bonds to be issued on the date hereof will initially be represented by the New Temporary Global Bond in the principal amount of £50,000,000. Interests in the New Temporary Global Bond will be exchangeable for the New Global Bond as set out in the New Temporary Global Bond. The New Global Bond will be exchangeable for definitive New Bonds as set out in the New Global Bond.

5.2   The Definitive Bonds: The definitive New Bonds and the New Coupons will be security printed in accordance with applicable legal and stock exchange requirements substantially in the forms set out in Schedule 1 hereto. The New Bonds will be endorsed with the New Conditions.

5.3    Signature: The New Bonds and the New Coupons will be signed manually or in facsimile by an Authorised Signatory of the Issuer and the New Bonds will be authenticated by or on behalf of the Principal Paying Agent. The Issuer may use the facsimile signature of a person who at the date of this Supplemental Trust Deed is such an Authorised Signatory even if at the time of issue of any New Bonds or New Coupons he no longer holds that office. New Bonds and New Coupons so executed and authenticated will be binding and valid obligations of the Issuer.

6   Communications

Any communication shall be by letter or fax:

in the case of the Issuer, to it at:

Avonbank
Feeder Road
Bristol BS2 0TB

Telephone no.+44(0) 117 933 2020
Fax no. +44(0) 117 933 2108
Attention The Treasurer

and in the case of the Trustee, to it at:

Trinity Tower
9 Thomas More Street
London E1W 1YT

Telephone no.+44 207 777 5422
Fax no.+44 207 777 5410
Attention Manager, Trust Administration

Communications will take effect, in the case of delivery, when delivered or, in the case of fax, when despatched. Communications not by letter shall be confirmed by letter but failure to send or receive that letter shall not invalidate the original communication.

7   Governing Law

This Supplemental Trust Deed shall be governed by and construed in accordance with English law.

8   Counterparts

This Supplemental Trust Deed may be executed and delivered in any number of counterparts each of which will be deemed an original.

Schedule 1
Form of Definitive Bond

On the front:

Denomination	ISIN	Series	Certif. No.
£[1,000/10,000/100,000]	XS0165510313

WESTERN POWER DISTRIBUTION (SOUTH WEST) PLC
(Incorporated with limited liability in England and Wales)
£50,000,000 5.875 per cent. Bonds due 2027
(consolidated and forming a single series with the £200,000,000
5.875 per cent. Bonds due 2027 issued by the Issuer on 25 March 2003)

This Bond forms part of a series designated as specified in the title (the "Bonds") of Western Power Distribution (South West) plc (the "Issuer") constituted by the Supplemental Trust Deed referred to on the reverse hereof. The Bonds are subject to, and have the benefit of, that Trust Deed and the terms and conditions (the "Conditions") set out on the reverse hereof.

This is to certify that the bearer of this Bond is entitled on 25 March 2027, or on such earlier date as the principal sum mentioned below may become repayable in accordance with the Conditions, to the principal sum of:

£[1/10/100],000 ([one/ten/one hundred] thousand pounds sterling)

together with interest on such principal sum from 25 March 2003 at the rate of 5.875 per cent. per annum payable in arrear on 25 March in each year, subject to and in accordance with the Conditions.

This Bond shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Principal Paying Agent.

In witness whereof the Issuer has caused this Bond to be signed in facsimile on its behalf.

Dated 27 May 2003

WESTERN POWER DISTRIBUTION (SOUTH WEST) PLC

By:

Director

This Bond is authenticated by or on behalf of the Principal Paying Agent.

By:

Authorised Signatory

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

Terms and Conditions

PRINCIPAL PAYING AGENT
JPMorgan Chase Bank
Trinity Tower
9 Thomas More Street
London E1W 1YT

PAYING AGENT
J.P. Morgan Bank Luxembourg S.A.
5 rue Plaetis
L-2338 Luxembourg

Form of Coupon

On the front:

WESTERN POWER DISTRIBUTION (SOUTH WEST) PLC
£50,000,000 5.875 per cent. Bonds due 2027 (consolidated and forming a single series with the £200,000,000 5.875 per cent Bonds due 2027 issued by the Issuer on 25 March 2003)

Coupon for £[58.75/587.50/5,875.00] due on 25 March 20[04/05/06/07/08/09/10/11/12/13/14/15/16/17/18/19/20/21/22/23/24/25/26/27].

This Coupon is payable to bearer (subject to the Conditions endorsed on the Bond to which this Coupon relates, which shall be binding upon the holder of this Coupon whether or not it is for the time being attached to such Bond) at the specified offices of the Paying Agents set out on the reverse hereof (or any further or other Paying Agents or specified offices duly appointed or nominated and notified to the Bondholders).

If the Bond to which this Coupon relates shall have become due and payable before the maturity date of this Coupon, this Coupon shall become void and no payment shall be made in respect of it.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

WESTERN POWER DISTRIBUTION (SOUTH WEST) PLC

By:

[Director]

Cp No.	Denomination	ISIN	Series	Certif. No.
	£[1,000]/[10,000]/[100,000]	XS0165510313

On the back:

PRINCIPAL PAYING AGENT
JPMorgan Chase Bank
Trinity Tower
9 Thomas More Street
London E1W 1YT

PAYING AGENT
J.P. Morgan Bank Luxembourg S.A.
5 rue Plaetis
L-2338 Luxembourg

Schedule 2
Part 1
Form of New Temporary Global Bond

ISIN: XS0168678703

WESTERN POWER DISTRIBUTION (SOUTH WEST) PLC
(Incorporated with limited liability in England and Wales)
£50,000,000 5.875 per cent. Bonds due 2027
(to be consolidated and form a single series with the £200,000,000 5.875 per cent. Bonds due 2027 issued by the Issuer on 25 March 2003)

Temporary Global Bond

This is to certify that the bearer is entitled to the sum of

FIFTY MILLION POUNDS STERLING (£50,000,000)

on 25 March 2027 (or such earlier date as such principal sum may become payable in accordance with the Trust Deed (as defined below) and with the terms and conditions (the "Conditions") of the Bonds designated above (the "Bonds") set out in Schedule 1 to the Supplemental Trust Deed dated 27 May 2003 (the "Supplemental Trust Deed") supplemental to the Original Trust Deed dated 25 March 2003 (the "Original Trust Deed" and, together with the Supplemental Trust Deed, the "Trust Deed") both made between Western Power Distribution (South West) plc (the "Issuer") and J.P. Morgan Corporate Trustee Services Limited as trustee (the "Trustee")) upon presentation and surrender of this Temporary Global Bond and to interest at the rate of 5.875 per cent per annum on such principal sum in arrear on 25 March in each year in accordance with the Conditions.

On or after 7 July 2003 (the "Exchange Date") this Temporary Global Bond may be exchanged in whole or part (free of charge to the holder) by its presentation and, on exchange in full, surrender to or to the order of the Principal Paying Agent for interests in a Global Bond (the "Global Bond") in bearer form in an aggregate principal amount equal to the principal amount of this Temporary Global Bond submitted for exchange with respect to which there shall be presented to the Principal Paying Agent a certificate dated no earlier than the Exchange Date from Euroclear Bank S.A./N.V. as operator of the Euroclear System ("Euroclear") or Clearstream Banking, société anonyme ("Clearstream, Luxembourg") substantially to the following effect:

"CERTIFICATE
WESTERN POWER DISTRIBUTION (SOUTH WEST) PLC
£50,000,000 5.875 per cent. Bonds due 2027
(to be consolidated and form a single series with the £200,000,000
5.875 per cent. Bonds due 2027 issued by the Issuer on 25 March 2003)
Common Code 016867870 ISIN XS0168678703 (the "Bonds")

This is to certify that, based solely on certificates we have received in writing, by tested telex or by electronic transmission from member organisations appearing in our records as persons being entitled to a portion of the principal amount set out below (our "Member Organisations") substantially to the effect set out in the temporary global Bond in respect of the Bonds, as of the date hereof, £[•] principal amount of the Bonds (1) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States federal income taxation regardless of its source ("United States persons"), (2) is owned by United States persons that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv) ("financial institutions")) purchasing for their own account or for resale, or (b) acquired the Bonds through foreign branches of United States financial institutions and who hold the Bonds through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (3) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7), and to the further effect that United States or foreign financial institutions described in clause (3) above (whether or not also described in clause (1) or (2)) have certified that they have not acquired the Bonds for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

We further certify (1) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of such temporary global Bond excepted in such certificates and (2) that as of the date hereof we have not received any notification from any of our Member Organisations to the effect that the statements made by such Member Organisation with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

We understand that this certificate is required in connection with certain tax laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorise you to produce this certificate to any interested party in such proceedings.

Yours faithfully

[EUROCLEAR BANK S.A./N.V. as operator of the Euroclear System] or [CLEARSTREAM BANKING, SOCIÉTÉ ANONYME]

By:	Dated:

Any person appearing in the records of Euroclear or Clearstream, Luxembourg as entitled to an interest in this Temporary Global Bond may require the exchange of an appropriate part of this Temporary Global Bond for an equivalent interest in the Global Bond by delivering or causing to be delivered to Euroclear or Clearstream, Luxembourg a certificate dated not more than 15 days before the Exchange Date in substantially the following form (copies of which will be available at the office of Euroclear in Brussels and Clearstream, Luxembourg in Luxembourg):

"CERTIFICATE
WESTERN POWER DISTRIBUTION (SOUTH WEST) PLC
£50,000,000 5.875 per cent. Bonds due 2027
(to be consolidated and form a single series with the £200,000,000
5.875 per cent. Bonds due 2027 issued by the Issuer on 25 March 2003)
Common Code 016867870 ISIN XS0168678703 (the "Bonds")

To:	Euroclear Bank S.A./N.V. as operator of the Euroclear System or Clearstream Banking, société anonyme

This is to certify that as of the date hereof, and except as set out below, the Bonds held by you for our account (1) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States federal income taxation regardless of its source ("United States person(s)"), (2) are owned by United States person(s) that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv) ("financial institutions")) purchasing for their own account or for resale, or (b) acquired the Bonds through foreign branches of United States financial institutions and who hold the Bonds through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the Issuer or the Issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (3) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Bonds is a United States or foreign financial institution described in clause (3) above (whether or not also described in clause (1) or (2)) this is to further certify that such financial institution has not acquired the Bonds for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, "United States" means the United States of America (including the States and the District of Columbia) and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly by tested telex on or prior to that date on which you intend to submit your certificate relating to the Bonds held by you for our account in accordance with your documented procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certificate applies as of such date.

This certificate excepts and does not relate to £[•] principal amount of such interest in the Bonds in respect of which we are not able to certify and as to which we understand exchange for an equivalent interest in the Global Bond (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.

We understand that this certificate is required in connection with certain tax laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorise you to produce this certificate to any interested party in such proceeding.

Dated:

By:

[Name of person giving certificate]
As, or as agent for the beneficial owner(s) of the above Bonds to which this certificate relates."

Upon any exchange of a part of this Temporary Global Bond for an equivalent interest in the Global Bond, the portion of the principal amount hereof so exchanged shall be endorsed by or on behalf of the Principal Paying Agent in the Schedule hereto, whereupon the principal amount hereof shall be reduced for all purposes by the amount so exchanged and endorsed.

The Global Bond will be exchangeable in accordance with its terms for definitive Bonds (the "Definitive Bonds") in bearer form with Coupons attached.

This Temporary Global Bond is subject to the Conditions and the Trust Deed and until the whole of this Temporary Global Bond shall have been exchanged for equivalent interests in the Global Bond its holder shall be entitled to the same benefits as if he were the holder of the Global Bond for interests in which it may be exchanged (or the relevant part of it as the case may be) except that (unless exchange of this Temporary Global Bond for the relevant interest in the Global Bond shall be improperly withheld or refused by or on behalf of the Issuer) no person shall be entitled to receive any payment on this Temporary Global Bond.

This Temporary Global Bond shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Principal Paying Agent.

This Temporary Global Bond shall be governed by and construed in accordance with English law.

In witness whereof the Issuer has caused this Temporary Global Bond to be signed on its behalf.

Dated 27 May 2003

WESTERN POWER DISTRIBUTION (SOUTH WEST) PLC
By:

This Temporary Global Bond is authenticated by or on behalf of the Principal Paying Agent.

By:

Authorised Signatory

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

Schedule of Exchanges for Interests in the Global Bond

The following exchanges of an interest in this Temporary Global Bond for an interest in the Global Bond have been made:

Date of Exchange	Amount of decrease in principal amount of this Temporary Global Bond	Principal amount of this Temporary Global Bond following such decrease	Notation made by or on behalf of the Principal Paying Agent

Schedule 2
Part 2
Form of New Global Bond

ISIN: XS0165510313

WESTERN POWER DISTRIBUTION (SOUTH WEST) PLC
(Incorporated with limited liability in England and Wales)
£50,000,000 5.875 per cent. Bonds due 2027
(consolidated and forming a single series with the £200,000,000
5.875 per cent. Bonds due 2027 issued by the Issuer on 25 March 2003)

Global Bond

This is to certify that the bearer is entitled to a principal sum not exceeding:

FIFTY MILLION POUNDS STERLING (£50,000,000)

on 25 March 2003 (or such earlier date as such principal sum may become payable in accordance with the terms and conditions (the "Conditions") of the Bonds designated above (the "Bonds") set out in Schedule 1 to the Supplemental Trust Deed dated 27 May 2003 (the "Supplemental Trust Deed") supplemental to the Original Trust Deed dated 25 March 2003 (the "Original Trust Deed") and, together with the Supplemental Trust Deed, the "Trust Deed") both made between Western Power Distribution (South West) plc (the "Issuer") and J.P. Morgan Corporate Trustee Services Limited as trustee (the "Trustee") upon presentation and surrender of this Global Bond and to interest at the rate of 5.875 per cent. per annum on such principal sum in arrear on 25 March in each year in accordance with the Conditions.

The aggregate principal amount from time to time of this Global Bond shall be that amount not exceeding £50,000,000 as shall be shown by the latest entry in the fourth column of Schedule A hereto, which shall be completed by or on behalf of the Principal Paying Agent upon exchange of the whole or a part of the Temporary Global Bond initially representing the Bonds for a corresponding interest herein or upon the redemption or purchase and cancellation of Bonds represented hereby or exchanged for Definitive Bonds as described below.

This Global Bond is exchangeable in whole but not in part (free of charge to the holder) for the Definitive Bonds described below (1) upon the happening of an Event of Default (as defined in Condition 8) by such holder giving notice to the Trustee or the Principal Paying Agent, (2) if this Global Bond is held on behalf of Euroclear or Clearstream, Luxembourg or the Alternative Clearing System (each as defined under "Notices" below) and any such clearing system is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so by such holder giving notice to the Trustee or the Principal Paying Agent, or (3) if the Issuer would suffer a material disadvantage in respect of the Bonds as a result of a change in the laws or regulations (taxation or otherwise) of any jurisdiction referred to in Condition 7 which would not be suffered were the Bonds in definitive form and a certificate to such effect signed by two directors of the Issuer is delivered to the Trustee, by the Issuer giving notice to the Trustee, Principal Paying Agent and the Bondholders, of its intention to exchange this Global Bond for Definitive Bonds on or after the Exchange Date specified in the notice.

On or after the Exchange Date the holder of this Global Bond may surrender this Global Bond to or to the order of the Principal Paying Agent. In exchange for this Global Bond, the Issuer shall deliver, or procure the delivery of, an equal aggregate principal amount of duly executed and authenticated Definitive Bonds having attached to them all Coupons in respect of interest which has not already been paid on this Global Bond.

"Exchange Date" means a day falling not less than 60 days or, in the case of exchange pursuant to (1) above 30 days after that on which the notice requiring exchange is given and on which banks are open for business in the city in which the specified office of the Principal Paying Agent is located and except in the case of exchange pursuant to (2) above in the cities in which Euroclear and Clearstream, Luxembourg or, if relevant, the Alternative Clearing System (each as defined under "Notices" below) are located.

Except as otherwise described herein, this Global Bond is subject to the Conditions and the Trust Deed and, until it is exchanged for Definitive Bonds, its holder shall be entitled to the same benefits as if it were the holder of the Definitive Bonds for which it may be exchanged and as if such Definitive Bonds had been issued on the date of this Global Bond.

The Conditions shall be modified with respect to Bonds represented by this Global Bond by the following provisions:

Payments

Principal and interest in respect of this Global Bond shall be paid to its holder against presentation and (if no further payment falls to be made on it) surrender of it to or to the order of the Principal Paying Agent in respect of the Bonds (or to or to the order of such other Paying Agent as shall have been notified to the Bondholders for this purpose) which shall endorse such payment or cause such payment to be endorsed in the appropriate Schedule hereto (such endorsement being prima facie evidence that the payment in question has been made). References in the Conditions to Coupons and Couponholders shall be construed accordingly. No person shall however be entitled to receive any payment on this Global Bond falling due after the Exchange Date, unless exchange of this Global Bond for Definitive Bonds is improperly withheld or refused by or on behalf of the Issuer. Condition 6(e)(iii) and Condition 7(e) will apply to the Definitive Bonds only.

Notices

So long as this Global Bond is held on behalf of Euroclear Bank S.A./N.V. as operator of the Euroclear System ("Euroclear") or Clearstream Banking, société anonyme ("Clearstream, Luxembourg") or such other clearing system as shall have been approved by the Trustee (the "Alternative Clearing System"), notices required to be given to Bondholders may be given by their being delivered to Euroclear and Clearstream, Luxembourg or, as the case may be, the Alternative Clearing System, rather than by publication as required by the Conditions and any such notice shall be deemed to have been given to the Bondholders on the day after the day on which such notice is delivered to Euroclear and Clearstream, Luxembourg, or, as the case may be, the Alternative Clearing System, except that, so long as the Bonds are listed on the Luxembourg Stock Exchange and the rules of that Exchange so require, notices shall also be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort).

Prescription

Claims in respect of principal and interest in respect of this Global Bond will become void unless it is presented for payment within a period of 10 years (in the case of principal) and five years (in the case of interest) from the appropriate Relevant Date (as defined in Condition 7).

Meetings

The holder hereof shall (unless this Global Bond represents only one Bond) be treated as two persons for the purposes of any quorum requirements of a meeting of Bondholders and, at any such meeting, as having one vote in respect of each £1,000 principal amount of Bonds for which this Global Bond may be exchanged.

Purchase and Cancellation

Cancellation of any Bond represented by this Global Bond which is required by the Conditions to be cancelled will be effected by reduction in the principal amount of this Global Bond on its presentation to or to the order of the Principal Paying Agent for notation in Schedule A. Bonds may only be purchased by the Issuer or any of its respective Subsidiaries if (where they should be cancelled in accordance with the Conditions) they are purchased together with the right to receive interest therein.

Trustee's Powers

In considering the interests of Bondholders in circumstances where this Global Bond is held on behalf of any one or more of Euroclear, Clearstream, Luxembourg and an Alternative Clearing System, the Trustee may, to the extent it considers it appropriate to do so in the circumstances, (a) have regard to such information as may have been made available to it by or on behalf of the relevant clearing system or its operator as to the identity of its accountholders (either individually or by way of category) with entitlements in respect of this Global Bond and (b) consider such interests on the basis that such accountholders were the holder of this Global Bond.

Redemption at the option of Bondholders on a Restructuring Event

The option of the Bondholders provided for in Condition 5(c) may be exercised by the holder of this Global Bond giving notice to the Principal Paying Agent within the time limits relating to the deposit of Bonds with a Paying Agent set out in that Condition substantially in the form of the redemption notice available from any Paying Agent and stating the principal amount of Bonds in respect of which the option is exercised and at the same time presenting this Global Bond to the Principal Paying Agent for notation accordingly in Schedule C hereto.

This Global Bond shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Principal Paying Agent.

This Global Bond is governed by and shall be construed in accordance with English law.

In witness whereof the Issuer has caused this Global Bond to be signed on its behalf.

Dated 27 May 2003

WESTERN POWER DISTRIBUTION (SOUTH WEST) PLC
By:

This Global Bond is authenticated by or on behalf of the Principal Paying Agent.

By:

Authorised Signatory

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

Schedule A
Principal Amount of this Global Bond

The aggregate principal amount of this Global Bond is as shown by the latest entry made by or on behalf of the Principal Paying Agent in the fourth column below. Increases in the principal amount of this Global Bond following exchanges of a part of the Temporary Global Bond for interests in this Global Bond and reductions in the principal amount of this Global Bond following redemption or the purchase and cancellation of Bonds are entered in the second and third columns below.

Date	Reason for change in the principal amount of this Global Bond	Amount of such change	Initial principal amount and principal amount of this Global Bond following such change	Notation made by or on behalf of the Principal Paying Agent (other than in respect of the initial principal amount)
27 May 2003	Not applicable	Not applicable	£ zero	Not applicable

Schedule B
Interest Payments in respect of this Global Bond

The following payments of interest in respect of this Global Bond and the Bonds represented by this Global Bond have been made:

Date made	Amount of interest due and payable	Amount of interest paid	Notation made by or on behalf of the Principal Paying Agent

Schedule C
Exercise of Bondholders' Option on Restructuring Event

The following exercises of the option of the Bondholders provided for in Condition 5(c) have been made in respect of the stated principal amount of this Global Bond:

Date of Exercise	Principal amount of this Global Bond in respect of which exercise is made	Date on which redemption of such principal amount is due	Notation made by or on behalf of the Principal Paying Agent

In witness whereof this Supplemental Trust Deed has been executed as a deed on the date stated at the beginning.

WESTERN POWER DISTRIBUTION (SOUTH WEST) PLC

By: CHARL OOSTHUIZENBy:SALLY.A.JONES

J.P. MORGAN CORPORATE TRUSTEE SERVICES LIMITED

By: JENNY PENNELLBy:IAIN CARDEW